                            Joint Filing Agreement


          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below acknowledge and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Series A Common Stock of Grupo Industrial Durango, S.A. de C.V. This Joint Filing Agreement shall be included as an exhibit to such filing. In evidence thereof, each of the undersigned, being duly authorized where appropriate, hereby executes this Joint Filing Agreement as of the 5th day of April, 2000.

                            Corporacion Durango, S.A. de C.V.


                             By /s/ Mayela de la Paz Rincon Arredondo de Velasco
                                ------------------------------------------------
                              Name: Mayela de la Paz Rincon Arredondo de Velasco

                              Title: Director


                            Administradora Corporativa y Mercantil, S.A. de C.V.


                             By /s/ Mayela de la Paz Rincon Arredondo de Velasco
                                ------------------------------------------------
                              Name: Mayela de la Paz Rincon Arredondo de Velasco

                              Title: Director